Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

“FIZZ” – NATIONAL BEVERAGE CORP.
REFRESHES . . .
DELIVERS GOOD NEWS

FORT LAUDERDALE, FL, December 6, 2012 . . . National Beverage Corp. (NASDAQ:FIZZ) today reported mid-year results:

For the six months ended October 27, 2012 –

•	Revenues increased to $349.4 million + 6.8%
•	Net income increased to $26.4 million + 7.5%
•	Earnings per share increased to $.57 + 7.5%

“Team National ‘owns’ great brands that ‘scream’ excellent taste and excellent value!  The sparkling water–power brands outperformed carbonated soft drinks and are trending to continue their momentum," stated Nick A. Caporella, Chairman and Chief Executive Officer.

For the Trailing Twelve Months –

Sales	EBITDA*	Cash Flow*
$651.2 million	$80.5 million	$71.1 million

“Our Company is in the ‘Right Zone’ and our efforts are reflecting great results and – ‘competent’ value,” continued Caporella.

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National Beverage Corp.

“Creating good news is akin to making great refreshments – both require unique passion, joyful innovation and intense focus!  Our recent special dividend of $2.55, finalized November 29, 2012, is just as exciting for us as our new LaCroix theme Jardiń or Everfresh’s Premier Apple Varietals!” added Caporella.

“It is our natural inclination to always ‘Refresh’ – not only with our beverages, but through our Corporate character!  We strive to be ‘compassionate’ and honorably Patriotic – to our principles, to our great country and to our unique company.  We ‘Hope’ to ‘relight’ the lamps of America’s High Road!  Our genuine efforts and compassion should ignite fellow Americans to engage in similar efforts.  After all – what better way to count our blessings than to boldly say A·M·E·R·I·C·A!
Yes! – we are National Beverage Corp. . . . steeped, brewed and enriched in – red, white and blue tradition,” concluded Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.  Our company is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Three and Six Months Ended
October 27, 2012 and October 29, 2011
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

Net Sales	$166,568	$157,974	$349,417	$327,054

Net Income	$12,017	$11,123	$26,409	$24,558

Net Income Per Share
Basic	$.26	$.24	$.57	$.53
Diluted	$.26	$.24	$.57	$.53

Average Common Shares Outstanding
Basic	46,300	46,272	46,296	46,257
Diluted	46,485	46,448	46,477	46,426

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and
Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United
States ("GAAP"). Management believes, however, that certain non-GAAP financial measures may provide users of this financial information with additional insights into the operating performance of the business and to also serve as widely accepted measures for comparing operating performance with other companies.

*Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP) and Cash Flow (Non-GAAP)

Trailing 12 Months Ended October 27, 2012
Net Income (GAAP)	$45,844
Depreciation and Amortization	11,002
Interest (Income) Expense - Net	45
Provision for Income Taxes	23,589
EBITDA (Non-GAAP)	$80,480

EBITDA (above)	$80,480
Additions to Property, Plant & Equip.	(9,348)
Cash Flow (Non-GAAP)	$71,132